WARRANT AGREEMENT - Page 1
WARRANT AGREEMENT


                                                        _____________, 1998


TEJAS SECURITIES GROUP, INC.
REDSTONE SECURITIES, INC.
SEABOARD SECURITIES, INC.
   As Representatives of the Several Underwriters
8214 Westchester
Suite 500
Dallas, Texas  75225

Gentlemen:

         BioShield Technologies, Inc., a Georgia corporation (the "Company"), hereby agrees to sell to you, the several underwriters, and you hereby agree to purchase from the Company at a purchase price of $100.00, unit purchase warrants (the "Underwriter Warrants") covering 75,000 of the Company's units (the "Units"), each Unit consisting of two shares of the Company's Common Stock and one Redeemable Common Stock Purchase Warrant (the "Warrants") issued in accordance with the terms of a warrant agreement (the "Warrant Agreement") dated as of _____, 1998, between the Company and American Securities Transfer & Trust, Inc., as warrant agent (the "Warrant Agent"). The Underwriter Warrants will be exercisable by you as to all or any lesser number of Units covered thereby, at the Purchase Price per Unit as defined below, at any time and from time to time on and after the first anniversary of the date hereof and ending at 5:00 p.m. on the fifth anniversary of the date hereof.



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WARRANT AGREEMENT - Page 1 1.ab Definitions.

         3.ab As used herein the following terms, unless the context otherwise requires, shall have for all purposes hereof the following meanings:

         5.ab The term "Common Stock" refers to all stock of any class or classes (however designated) of the Company, now or hereafter authorized, the holders of which shall have the right without limitation as to amount, either to all or to a part of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingency, be entitled to vote for the election of a majority of the directors of the Company (even though the right so to vote has been suspended by the occurrence of such a contingency).


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6.ab WARRANT AGREEMENT - Page 1 WARRANT AGREEMENT - Page 1

         7.ab The term "Underlying Common Stock" refers to the shares of Common Stock (or Other Securities) issuable under this Agreement pursuant to the exercise, in whole or in part, of the Warrants or the Underwriter Warrants.

         9.ab The term "Other Securities" refers to any securities of the Company or any other person (corporate or otherwise) which the holders of the Underwriter Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Underwriter Warrants, in lieu of or in addition to Common Stock and Warrants, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock, Warrants or Other Securities pursuant to Section 7 below or otherwise.

         11.ab The term "Registration Statement" refers, collectively, to the Registration Statements relating to the registration of the Units, Common Stock and Warrants with the Securities and Exchange Commission (the "Commission") pursuant to the Rules and Regulations of the Commission under the Securities Act of 1933, as amended (the "Act").

         13.ab The term "Purchase Price" refers to the purchase price of the Units subject to this Agreement. The initial Purchase Price shall equal _____% of the offering price per Unit as set forth in the Registration Statement. If the Purchase Price per Share (as hereinafter defined) is adjusted as provided in
Section 7 below, the Purchase Price shall thereafter equal the Purchase Price per Share multiplied by two (2).

         15.ab The term "Purchase Price per Share" shall initially refer to the amount obtained by dividing the initial Purchase Price by two (2). The Purchase Price per Share is subject to adjustment as provided in Section 7 below.

         17.ab The purchase and sale of the Underwriter Warrants shall take place, and the purchase price therefore shall be paid by delivery of your check, simultaneously with the purchase of and payment for any Units of the Company as provided in that certain Underwriting Agreement relating to the public offering covered by the Registration Statement.

19.ab Representations and Warranties.

         21.ab The Company represents and warrants to you as follows:

         (a)ab Corporate Action. The Company has all requisite corporate power and authority, and has taken all necessary corporate action, to execute and deliver this Agreement, to issue and deliver the Underwriter Warrants and certificates evidencing same ("Underwriter Warrant Certificates"), and to authorize and reserve for issuance, and upon payment from time to time of the Purchase Price to issue and deliver, the Units, including the Common Stock and the Warrants and shares of Common Stock underlying the Warrants.

         (c)ab No Violation. Neither the execution nor delivery of this Agreement, the consummation of the actions herein contemplated nor compliance with the terms and provisions hereof will conflict with, or result in a breach of, or constitute a default or an event permitting acceleration under, any of the terms, provisions or conditions of the Amended and Restated Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust, note, bank loan, credit agreement, franchise, license, lease, permit, judgment, decree, order, statute, rule or regulation or any other agreement, understanding or instrument to which the Company is a party or by which it is bound.

23.ab Compliance with the Act.

         (a)ab Transferability of Underwriter Warrants. You agree that the Underwriter Warrants may not be transferred, sold, assigned or hypothecated prior to the first anniversary date of the effective date of the Registration Statement, except to (i) persons who are officers of you; (ii) a successor to you in a merger or consolidation; (iii) a purchaser of all or substantially all of your assets; (iv) your shareholders in the event you are liquidated or dissolved; (v) persons who are partners or officers of participating broker-dealers.

         (b)ab Registration of Underlying Common Stock. The Underlying Common Stock has not been registered for resale under the Act. You agree not to make any sale or other disposition of the Underlying Common Stock except pursuant to a new registration statement which has become effective under the Act, setting forth the terms of such offering, the underwriting discount and the commissions and any other pertinent data with respect thereto, unless you have provided the Company with an opinion of counsel reasonably acceptable to the Company that such registration is not required.

25.ab Exercise of Underwriter Warrants; Partial Exercise.

         (a)ab Exercise in Full. Each Underwriter Warrant may be exercised in full by the holder thereof by surrender of the Underwriter Warrant Certificate, with the form of subscription at the end thereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or bank cashiers check payable to the order of the Company, in the respective amount obtained by multiplying the number of Units represented by the Underwriter Warrant Certificate (after giving effect to any adjustment therein as provided in Section 7 below) by the Purchase Price.

         (b)ab Partial Exercise. Each Underwriter Warrant may be exercised in part by surrender of the Underwriter Warrant Certificate in the manner and at the place provided in Subsection 4(a) above, accompanied by payment, in cash or by certified or bank cashiers check payable to the order of the Company, in the respective amount obtained by multiplying the number of Units designated by the holder in the form of subscription attached to the Underwriter Warrant Certificate by the Purchase Price (after giving effect to any adjustment therein as provided in Section 7 below). Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the purchasing holder, a new Underwriter Warrant Certificate or Certificates of like tenor, in the name of the holder thereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request calling in the aggregate for the purchase of the number of Units equal to the number of Units called for on the face of the Underwriter Warrant Certificate (after giving effect to any adjustment therein as provided in Section 7 below) minus the number of Units (after giving effect to such adjustment) designated by the holder in the aforementioned form of subscription.

         (d)ab Company to Reaffirm Obligations. The Company will, at the time of any exercise of any Underwriter Warrant, upon the request of the holder thereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Agreement provided, however, that if the holder of an Underwriter Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

27.ab Redemption of Warrants.

         29.ab All terms applicable to the redemption of the Warrants underlying Underwriter Warrants shall be identical to the redemption provisions of the Warrants set forth in Section 12 of the Warrant Agreement.

31.ab Delivery of Certificates, etc, on Exercise.

         33.ab As soon as practicable after the exercise of any Underwriter Warrant in full or in part, and in any event within twenty days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the purchasing holder thereof, a certificate or certificates for the number of Units, Warrants and fully paid and nonassessable shares of the Underlying Common Stock to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined pursuant to Section 8(g), together with any Other Securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 7 below or otherwise.

34.ab Anti-dilution Provisions.

         36.ab The Underwriter Warrants are subject to the following terms and conditions during the term thereof:

         (a)ab Stock Distributions and Splits. In case (i) the outstanding shares of the Common Stock (or Other Securities) shall be subdivided into a greater number of shares or (ii) a dividend in Common Stock (or Other Securities) shall be paid in respect of Common Stock (or Other Securities), the Purchase Price per Share in effect immediately prior to such subdivision or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend or distribution be proportionately reduced; and if outstanding shares of Common Stock (or Other Securities) shall be combined into a smaller number of shares thereof, the Purchase Price per Share in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination be proportionately increased. Any dividend paid or distributed on the Common Stock (or Other Securities) in stock or any other securities convertible into shares of Common Stock (or Other Securities) shall be treated as a dividend paid in Common Stock (or Other Securities) to the extent that shares of Common Stock (or Other Securities) are issuable upon the conversion thereof.

         (b)ab Adjustments. Whenever the Purchase Price per Share is adjusted as provided in Subsection 7(a) above, the number of shares of the Underlying Common Stock purchasable upon exercise of the Underwriter Warrants immediately prior to such Purchase Price per Share adjustment shall be adjusted, effective simultaneously with such Purchase Price per Share adjustment, to equal the product obtained (calculated to the nearest full share) by multiplying such number of shares of the Underlying Common Stock by a fraction, the numerator of which is the Purchase Price per Share in effect immediately prior to such Purchase Price per Share adjustment and the denominator of which is the Purchase Price per Share in effect upon such Purchase Price per Share adjustment, which adjusted number of shares of the Underlying Common Stock shall thereupon be the number of shares of the Underlying Common Stock purchasable upon exercise of the Underwriter Warrants until further adjusted as provided herein.

         (d)ab Reorganizations. In case the Company shall be recapitalized by reclassifying its outstanding Common Stock (or Other Securities) into a stock with a different par value or by changing its outstanding Common Stock (or Other Securities) with par value to stock without par value, then, as a condition of such recapitalization, lawful and adequate provision shall be made whereby each holder of an Underwriter Warrant shall thereafter have the right to purchase, upon the terms and conditions specified herein, in lieu of the Units theretofore purchasable upon the exercise of the Underwriter Warrants, the kind and amount of shares of stock and other securities receivable upon such recapitalization by a holder of the number of shares of Common Stock (or Other Securities) which the holder of an Underwriter Warrant might have purchased immediately prior to such recapitalization. If any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the Units immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale not taken place, and in any such case, appropriate provision shall be made with respect to the rights and interests of the holders of Underwriter Warrants to the end that the provisions hereof (including without limitation provisions for adjustments of the Purchase Price per Share and of the number of shares purchasable and receivable upon the exercise of the Underwriter Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof (including an immediate adjustment, by reason of such consolidation or merger, of the Purchase Price per Share to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Purchase Price per Share in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the Company with or into another corporation as a result of which a number of shares of common stock of the surviving corporation greater or lesser than the number of shares of Common Stock of the Company outstanding immediately prior to such merger or consolidation are issuable to holders of Common Stock of the Company, then the Purchase Price per Share in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

         (f)ab Effect of Dissolution or Liquidation. In case the Company shall dissolve or liquidate all or substantially all of its assets, all rights under this Agreement shall terminate as of the date upon which a certificate of dissolution or liquidation shall be filed with the Secretary of the State of Georgia (or, if the Company theretofore shall have been merged or consolidated with a corporation incorporated under the laws of another state, the date upon which action of equivalent effect shall have been taken); provided, however, that (i) no dissolution or liquidation shall affect the rights under Subsection 7(c) of any holder of an Underwriter Warrant and (ii) if the Company's Board of Directors shall propose to dissolve or liquidate the Company, each holder of an Underwriter Warrant shall be given written notice of such proposal at the earlier of (A) the time when the Company's shareholders are first given notice of the proposal or (B) the time when notice to the Company's shareholders is first required.

         (h)ab Notice of Change of Purchase Price. Whenever the Purchase Price per Share or the kind or amount of securities purchasable under the Underwriter Warrants shall be adjusted pursuant to any of the provisions of this Agreement, the Company shall forthwith thereafter cause to be sent to each holder of an Underwriter Warrant, a certificate setting forth the adjustments in the Purchase Price per Share and the Purchase Price and/or in such number of shares, and also setting forth in detail the facts requiring, such adjustments, including without limitation a statement of the consideration received or deemed to have been received by the Company for any additional shares of stock issued by it requiring such adjustment. In addition, the Company at its expense shall within 90 days following the end of each of its fiscal years during the term of this Agreement, and promptly upon the reasonable request of any holder of an Underwriter Warrant in connection with the exercise from time to time of all or any portion of any Underwriter Warrant, cause independent certified public accountants of recognized standing selected by the Company to compute any such adjustment in accordance with the terms of the Underwriter Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

         (j)ab Notice of a Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, (ii) any capital reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other person or (iii) any voluntary or involuntary dissolution or liquidation of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of an Underwriter Warrant a notice specifying not only the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, but also the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the proposed record date therein specified.

38.ab Further Covenants of the Company.

         (a)ab Reservation of Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Underwriter Warrants, all shares of the Underlying Common Stock from time to time issuable upon the exercise of the Warrants and the Underwriter Warrants and shall take all necessary actions to ensure that the par value per share, if any, of the Underlying Common Stock is, at all times equal to or less than the then effective Purchase Price per Share.

         (c)ab Title to Units. All Units and shares of the Underlying Common Stock and Warrants delivered upon the exercise of the Underwriter Warrants shall be validly issued, fully paid and nonassessable; each holder of an Underwriter Warrant shall receive good and marketable title to the Units and Underlying Common Stock and Warrants, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and claims whatsoever; and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

         (e)ab Listing on Securities Exchanges; Registration. If the Company at any time shall list any Units, Underlying Common Stock or Warrants on any national securities exchange, the Company will, at its expense, use its best reasonable efforts to simultaneously list on such exchange, upon official notice of issuance upon the exercise of the Underwriter Warrants, and maintain such listing of, all Units, Warrants and shares of the Underlying Common Stock from time to time issuable upon the exercise of the Underwriter Warrants; and the Company will so list on any national securities exchange, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such national securities exchange by the Company.

         (g)ab Exchange of Underwriter Warrants. Subject to Subsection 3(a) hereof, upon surrender for exchange of any Underwriter Warrant Certificate to the Company, the Company at its expense will promptly issue and deliver to or upon the order of the holder thereof a new Underwriter Warrant Certificate or Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate for the purchase of the number of shares of the Underlying Common Stock called for on the face or faces of the Underwriter Warrant Certificate or Certificates so surrendered.

         (i)ab Replacement of Underwriter Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Underwriter Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Underwriter Warrant Certificate, the Company, at the expense of the Underwriter Warrant holder will execute and deliver, in lieu thereof, a new Underwriter Warrant Certificate of like tenor.

         (k)ab Reporting by the Company. The Company agrees that, if it files a Registration Statement during the term of the Underwriter Warrants, it will use its best reasonable efforts to keep current in the filing of all forms and other materials which it may be required to file with the appropriate regulatory authority pursuant to the Exchange Act, and all other forms and reports required to be filed with any regulatory authority having jurisdiction over the Company.

         (m)ab Fractional Shares. No fractional shares of Underlying Common Stock are to be issued upon the exercise of any Underwriter Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the highest market price per share of Underlying Common Stock on the day of exercise, as determined by the Company.

40.ab Other Holders.

         42.ab The Underwriter Warrants are issued upon the following terms, to all of which each holder or owner thereof by the taking thereof consents and agrees as follows: (a) any person who shall become a transferee, within the limitations on transfer imposed by Subsection 3(a) hereof, of an Underwriter Warrant properly endorsed shall take such Underwriter Warrant subject to the provisions of Subsection 3(a) hereof and thereupon shall be authorized to represent himself as absolute owner thereof and, subject to the restrictions contained in this Agreement, shall be empowered to transfer absolute title by endorsement and delivery thereof to a permitted bona fide purchaser for value;
(b) each prior taker or owner waives and renounces all of his equities or rights in such Underwriter Warrant in favor of each such permitted bona fide purchaser, and each such permitted bona fide purchaser shall acquire absolute title thereto and to all rights presented thereby; (c) until such time as the respective Underwriter Warrant is transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary and (d) all references to the word "you" in this Agreement shall be deemed to apply with equal effect to any person to whom an Underwriter Warrant Certificate or Certificates have been transferred in accordance with the terms hereof, and where appropriate, to any person holding Units, Warrants or shares of the Underlying Common Stock.

44.ab Miscellaneous.

         46.ab All notices, certificates and other communications from or at the request of the Company to the holder of any Underwriter Warrant shall be mailed by first class, registered or certified mail, postage prepaid, to such address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to the address of the last holder of such Underwriter Warrant who has so furnished an address to the Company, except as otherwise provided herein. This Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Georgia. The headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement, together with the forms of instruments annexed hereto as Schedule A, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on this _____ day of _________, 1998, by its proper corporate officers thereunto duly authorized.



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WARRANT  AGREEMENT - Page 1 WARRANT  AGREEMENT - Page 1 BIOSHIELD  TECHNOLOGIES,
INC.



By:
     Timothy C. Moses
     Co-Chairman of the Board, President and
     Chief Executive Officer




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WARRANT AGREEMENT - Page 1
WARRANT AGREEMENT - Page 1




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WARRANT AGREEMENT - Page 1
         The above Warrant Agreement is confirmed this ___ day of _____, 1998.




TEJAS SECURITIES GROUP, INC.

Representative of the Several Underwriters Listed on
Schedule A to the Underwriting Agreement



                                                     By:
                                     Robert
     A. Shuey, III




REDSTONE SECURITIES, INC.

Representative of the Several Underwriters Listed on
Schedule A to the Underwriting Agreement



                                                     By:

Name:




SEABOARD SECURITIES, INC.

Representative of the Several Underwriters Listed on

Schedule A to the Underwriting Agreement



                                                     By:

Name:






G:\TEJASC~1\DEALS\SB2\BIOSHI~1\AMENDM~3\EDGAR\12.WPD09151998
349:18662-5

WARRANT AGREEMENT - Page 1
                          SCHEDULE A

                 BIOSHIELD TECHNOLOGIES, INC.

                    Unit Purchase Warrant
           Certificate Evidencing Right to Purchase

__________ Units
         This Warrant (the "Warrant") is to certify that ___________________ ("_______") or assigns, is entitled to purchase at any time or from time to time after 9 A.M., Central Standard time, on __________, 1999 and until 9 A.M., Central Standard time, on __________, 2003 up to the above referenced number of Units consisting of two shares of the Company's Common Stock (the "Shares") and one Redeemable Common Stock Purchase Warrant (the "Redeemable Warrants"), of BioShield Technologies, Inc., a Georgia corporation (the "Company"), for the consideration specified in Section 1 of the Warrant Agreement (the "Warrant Agreement") dated __________, 1998 between the Company and Tejas Securities Group, Inc., Redstone Securities, Inc. and Seaboard Securities, Inc. (collectively, the "Representatives"), as representatives of the several underwriters listed in Schedule A to that certain Underwriting Agreement dated _________, 1998 by and among the Company, the Representatives and certain Selling Shareholders of the Company (the "Warrant Agreement"), pursuant to which this Warrant is issued. All rights of the holder of this Warrant Certificate are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection at the office of the Company.

         The Units issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), and no distribution of the Shares or Redeemable Warrants issuable upon exercise of this Warrant may be made until the effectiveness of a registration statement under the Act covering such Units. Transfer of this Warrant Certificate is restricted as provided in Subsection 3(a) of the Warrant Agreement.

         This Warrant has been issued to the registered owner in reliance upon written representations necessary to ensure that this Warrant was issued in accordance with an appropriate exemption from registration under any applicable state and federal securities laws, rules and regulations. This Warrant may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sale, transfer or assignment will not be in violation of the Act, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

         Subject to the provisions of the Act and of the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, at the offices of the Company, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant Certificate, together with the Assignment hereof duly endorsed. Until transfer of this Warrant Certificate on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

         Any Units, Redeemable Warrants or Shares which are acquired pursuant to the exercise of this Warrant shall be acquired in accordance with the Warrant Agreement and certificates representing all securities so acquired shall bear a restrictive legend reading substantially as follows:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION OF COUNSEL (SATISFACTORY TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed on this ____ day of _________, 1998, by its proper corporate officer's thereunto duly authorized.

WARRANT AGREEMENT - Page 1
         BIOSHIELD TECHNOLOGIES, INC.


         By:
         Timothy C. Moses
         Co-Chairman of the Board, President and
         Chief Executive Officer


      Attest:
              Name:

WARRANT AGREEMENT - Page 1
                           SUBSCRIPTION

(To be signed only upon exercise of Warrant)



To: BioShield Technologies, Inc.

         The undersigned, the holder of the enclosed Warrant Certificate, hereby irrevocably elects to exercise the purchase right represented by such Warrant Certificate for, and to purchase thereunder, _________________ Units (as defined in the Warrant Agreement to which the form of this Subscription was attached) and herewith makes payment of $______________ therefor by cash, certified check or official bank check, and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.


Date:

Taxpayer ID No.:

WARRANT AGREEMENT - Page 1

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)





(Address)

WARRANT AGREEMENT - Page 1
         Insert the number of shares called for on the face of the Warrant Certificate (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Units or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

ASSIGNMENT

(To be signed only upon transfer of Warrant)


         For value received, the undersigned hereby sells, assigns and transfers unto _______________________________ the right represented by the enclosed Warrant Certificate to purchase ________ Units with full power of substitution in the premises.

         The undersigned represents and warrants that the transfer, in whole in or in part, of such right to purchase represented by the enclosed Warrant Certificate is permitted by the terms of the Warrant Agreement pursuant to which the enclosed Warrant has been issued, and the transferee hereof, by his acceptance of this Assignment, represents and warrants that he is familiar with the terms of such Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.



Date:

Taxpayer ID No.:

Warrant Certificate No.:

WARRANT AGREEMENT - Page 1

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)




(Address)



Signed in the presence of: